CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Partners Institutional Trust – Western Asset Institutional U.S. Treasury Obligations Money Market Fund (the “Registrant”), each certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended February 29, 2020 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive OfficerPrincipal Financial Officer

Legg Mason Partners Institutional Trust -      Legg Mason Partners Institutional Trust –

Western Asset Institutional U.S. Treasury                                     Western Asset Institutional U.S. Treasury

Obligations Money Market Fund                                                   Obligations Money Market Fund

/s/ Jane Trust/s/ Christopher Berarducci

Jane Trust    Christopher Berarducci

Date:  April 21, 2020Date:  April 21, 2020

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.